Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on Form F-3 (file no. 333-262441 and no. 333-261881) of Guardforce AI Co., Limited of our report dated May 1, 2023 with respect to our audit of the consolidated financial statements of Guardforce AI Co., Limited and subsidiaries for the year ended December 31, 2020.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement on Form F-3.

/s/ Wei, Wei & Co., LLP

Flushing, New York

May 1, 2023